                                                                  Exhibit 3.21




                        AMENDMENT TO DALTON CORPORATION,
               KENDALLVILLE MANUFACTURING FACILITY CODE OF BYLAWS

            Article 5, Section 5.1, will be amended to add Sentence 7 relating to the number of the board of directors of Dalton Corporation, Kendallville Manufacturing Facility is hereby amended to read as follows:

            "The number of directors of the corporation shall be no less than two (2) and no more than seven (7)."

            This amendment shall became effective on the Effective Date of the Prepackaged Joint Plan of Reorganization of ACP Holding Company, NFC Castings, Inc., Neenah Foundry Company and certain of its subsidiaries, without further action by the board of directors or shareholders of Dalton Corporation, pursuant to the Bankruptcy Court Confirmation Order dated September 25, 2003.

                                                         As adopted ____________

                                 CODE OF BYLAWS

                                       OF

                           NEWNAM MANUFACTURING, INC.

                                   ARTICLE 1
                          DEFINITIONS AND CONSTRUCTION

      1.1 DEFINITIONS. As used in this Code of By-Laws:

            "CORPORATION" means Newnam Manufacturing, Inc.

            "LAW" means the Indiana Business Corporation Law, as amended from time to time.

            "ARTICLES OF INCORPORATION" means the Articles of Incorporation of the Corporation, as amended from time to time.

            "BYLAWS" means the Code of Bylaws of the Corporation, as amended from time to time.

      1.2 CONSTRUCTION. The Bylaws shall be construed in a manner which harmonizes the Bylaws, the Articles of Incorporation and the Law. Where the Bylaws are silent, the. Articles of Incorporation and the Law shall control. If any provision of the Bylaws is inconsistent with the Articles of Incorporation, the Articles of Incorporation shall control. If any provision of the Bylaws is inconsistent with the Law, the Law shall control except in those circumstances in which the Law expressly allows bylaws to provide contrary rules.

                                   ARTICLE 2

                                 INDEMNIFICATION

      2.1 NAME. The name of the Corporation is Newnam Manufacturing, Inc.

      2.2 PRINCIPAL OFFICE. The location of the principal office of the Corporation is 1900 East Jefferson Street, Warsaw, Indiana where the executive offices of the Corporation are located.

      2.3 REGISTERED OFFICE AND REGISTERED AGENT. The street address of the Corporation's initial registered office in Indiana and the name of its initial registered agent at that address is set forth in Article III of the Articles of Incorporation. The registered office or registered agent, or both, may be changed, terminated or discontinued in any manner allowable by the Law, without amending the Articles of Incorporation or the Bylaws.

                                                           As adopted __________


      2.4 SEAL. The seal of the Corporation shall be circular in form and mounted upon a metal die suitable for impressing the same upon paper, or upon a rubber stamp suitable for stamping or printing on paper. About the upper periphery of the seal shall appear the name of the Corporation and about the lower periphery thereof the word "Indiana." In the center of the seal shall appear the words "Seal" or "Corporate Seal." However, the use of the seal (or an impression of the seal) is not required and does not affect the validity of any instrument whatsoever.

      2.5 FISCAL YEAR. The fiscal year of the Corporation shall be a 52-53 week fiscal year ending the Saturday on or nearest to the 31st day of December.

                                   ARTICLE 3

                                     SHARES

      3.1 CERTIFICATES FOR SHARES. Shares shall be represented by certificates signed by the President and the Secretary of the Corporation and bearing the seal of the Corporation. Restrictions on transfer shall be noted conspicuously on the front or back of the certificate.

      3.2 REGISTRATION OF TRANSFER OF SHARES. The Corporation shall register in its records the transfer of shares and shall issue a new certificate to the transferee if a certificate endorsed by the appropriate person(s) is presented to the Corporation, reasonable assurance is given that the endorsement is genuine and effective, and other requirements of applicable Indiana statutes are met or are waived by resolution of the Board of Directors, except in those cases in which the Corporation has received written notification of an adverse claim or is charged with notice of an adverse claim.

      3.3 LOST, DESTROYED OR WRONGFULLY TAKEN CERTIFICATES. If a registered owner of shares claims that the certificate representing his shares has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate if the registered owner makes a written request, complies with the requirements of applicable Indiana statutes and, in addition, complies with the requirements which the Board of Directors may adopt by resolution. The Board of Directors may waive the statutory requirement for an indemnity bond if the Board of Directors determines that the registered owner's agreement to indemnify the Corporation provides sufficient protection against potential liabilities to adverse claimants.

                                   ARTICLE 4

                            MEETINGS OF SHAREHOLDERS

      4.1 ANNUAL MEETING. The shareholders' meeting for the election of directors and for the transaction of other business shall be held each year in the month of April at the date, time and place set by the Board of Directors. The failure to hold an annual meeting at the designated time does not affect the validity of any corporate action. Notice of an annual meeting may be communicated orally. Any or all shareholders may participate in an annual shareholders' meeting by, or through the use of, any means of communication by which all shareholders participating may simultaneously hear each other during the meeting.

                                                           As adopted __________


      4.2 SPECIAL MEETING. Special meetings of shareholders shall be held upon the call of the Board of Directors or the President or if the holders of at least twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Secretary of the Corporation one (1) or more written demands for the special meeting describing the purpose or purposes for which it is to be held. Notice of a special meeting shall be in writing, shall designate the date, time and place of the meeting and shall describe the purpose or purposes for which the meeting is to be held. Any or all shareholders may participate in a special shareholders' meeting by, or through the use of, any means of communication by which all shareholders participating may simultaneously hear each other during the meeting.

                                   ARTICLE 5

                             THE BOARD OF DIRECTORS

      5.1 ELECTION, TERM OF OFFICE, QUALIFICATION AND RESIGNATION. Directors shall be elected by the shareholders at the shareholders' annual meetings, but may be elected at any shareholders' meeting. The term of a director expires at the next annual shareholders' meeting following his election or upon his earlier death, resignation or removal from office. Despite the expiration of a director's term, the director continues to serve until a successor is elected and qualifies or until there is a decrease in the number of directors. (A decrease in the number of directors does not shorten an incumbent director's term except in the case of a director continuing to serve beyond the expiration of his term.) A director may qualify either by giving notice to the Secretary of his acceptance of the office of director or by attending a meeting of the Board of Directors. A director may resign by delivering notice to the Board of Directors or to any other officer of the Corporation.

      5.2 VACANCIES. If a vacancy occurs on the Board of Directors, including a vacancy resulting from the resignation, death or removal of a director and a vacancy resulting from an increase in the number of directors, the Board of Directors may fill the vacancy, and, if the directors remaining in office constitute less than a quorum of the Board of Directors, the remaining directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

      5.3 QUORUM; VOTING REQUIREMENT. Except as otherwise provided in Section
5.2 with respect to the filling of vacancies on the Board of Directors, a quorum of the Board of Directors shall consist of one-half (1/2) of the number of directors prescribed by the resolution of the Board of Directors in effect immediately before the meeting begins. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, except as otherwise provided in Article 9 of the Bylaws with respect to the amendment or repeal of bylaws.

      5.4 ANNUAL MEETING. Unless otherwise determined by the Board of Directors, the Board of Directors shall meet each year promptly after the shareholders' annual meeting for the purpose of electing officers and transaction of other business. The failure to hold an annual meeting at the designated time does not affect the validity of any corporate action, and if the

                                                           As adopted __________


meeting is not held at the designated time, the election of officers may be conducted at any subsequent meeting of the Board of Directors. No notice of the date, time, place, or purpose of the annual meeting need be given, if notice of the shareholders' annual meeting has been given, and in any event notice of an annual meeting may be communicated orally.

      5.5 REGULAR MEETINGS. The Board of Directors may from time to time adopt resolutions scheduling the date(s), time(s) and place(s) of regular meetings of the Board of Directors. A scheduled regular meeting of the Board of Directors may be held without further notice of the date, time, place or purpose of the meeting, and in any event notice of a regular meeting may be communicated orally.

      5.6 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held upon the call of the President or upon the written request of any director. The call or request shall state the date by which the special meeting shall be held and may state the purpose(s) for holding the special meeting. A special meeting of the Board of Directors must be preceded by at least two (2) days notice of the date, time and place of the meeting. The notice need not describe the purpose(s) of the special meeting unless a purpose is to remove an officer or director in which case notice of that purpose shall be given. Notice of a special meeting may be communicated orally. Whether or not the notice of a special meeting describes the purpose(s) of the meeting, the Board of Directors may consider and act upon any matter at a special meeting.

      5.7 EMERGENCY MEETINGS. It an extraordinary event prevents a quorum of the Board of Directors from assembling in time to deal with the business for which a meeting has been or is to be called, any director may call an emergency meeting of the Board of directors. Notice of an emergency meeting need be given only to those directors whom it is practicable to reach and may be given in any practicable manner allowable under the Law. One (1) or more officers of the Corporation present at an emergency meeting of the Board of Directors may be deemed to be directors for the meeting, in order of rank and within the same rank in order of seniority, as necessary to achieve a quorum.

                                   ARTICLE 6

                                  THE OFFICERS

      6.1 ELECTION, TERM OF OFFICE, QUALIFICATION AND RESIGNATION. The Board of Directors shall elect a President, Secretary and Treasurer and may elect one or more Vice Presidents. The same individual may simultaneously hold more than one
(1) office in the Corporation. Officers shall normally be elected at the Annual Meeting of the Board of Directors, but may be elected at any meeting of the Board of Directors. An officer shall hold office from the effective date of his election until the next Annual Meeting of the Board of Directors and thereafter until his successor is duly elected and has qualified, or until the officer's earlier death, resignation or removal from office. The President must be a director, but other officers need not be directors. An officer shall qualify by giving notice to the Secretary of his acceptance of the office. An officer may resign by delivering notice to the Board of Directors or to any other officer of the Corporation.

                                                           As adopted __________


      6.2 SALARIES. The salaries of the officers shall be fixed or changed, from time to time, by resolution of the Board of Directors or by contract.

      6.3 PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have the powers and duties which are by law or custom incident to the office of the President. The President shall preside at all meetings of shareholders and the Board of Directors. All contracts, deeds, notes and similar documents shall be signed on behalf of the Corporation by the President or his designee, except in those instances in which the Board of Directors assigns that duty to another officer. The President shall, in addition, have the powers and perform the duties assigned from time to time by the Board of Directors.

      6.4 VICE PRESIDENTS. The Vice President(s) shall have the powers and perform the duties assigned from time to time by the Board of Directors and by the President. If the President resigns, is removed from office or for any reason is unable or unavailable to perform his duties, the Vice President shall temporarily act in the place of the President. If the Board of Directors elects more than one vice president and neither the Board of Directors nor the President has designated a Vice President to act in the place of the President, the individual listed first in the resolution electing vice presidents shall temporarily act in the place of the President until the Board of Directors directs otherwise.

      6.5 SECRETARY. The Secretary shall have the responsibility for preparing minutes of meetings of the shareholders and the Board of Directors and for authenticating records of the Corporation. The Secretary shall cause to be kept and maintained all records of the Corporation required by the Law. The Secretary shall, in addition, have the powers and perform the duties assigned from time to time by the Board of Directors and by the President.

      6.6 TREASURER. The Treasurer shall be the chief financial officer of the Corporation and shall have responsibility for all funds of the Corporation. The Treasurer shall render to the President and the Board of Directors an accounting of the financial condition of the Corporation, from time to time whenever requested. The Treasurer shall, in addition, have the powers and perform the duties assigned from time to time by the Board of Directors and by the President.

                                   ARTICLE 7

                                REQUIRED RECORDS

      7.1 MEETING RECORDS. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.

      7.2 ACCOUNTING RECORDS. The Corporation shall maintain appropriate accounting

      7.3 SHAREHOLDER LIST. The Corporation shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.

                                                           As adopted __________


      7.4 FORM OF RECORDS. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

      7.5 RECORDS KEPT AT PRINCIPAL OFFICE. The Corporation shall keep at its principal office a copy of the records:

            ARTICLES OF INCORPORATION. Its Articles of Incorporation or Restated Articles of Incorporation and an amendments to them currently in effect.

            BYLAWS. Its Code of Bylaws or Restated Code of Bylaws and all amendments to them currently in effect.

            "BLANK CHECK STOCK" Resolutions. Resolutions adopted by the Board of Directors with respect to one (1) or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding.

            MINUTES. The minutes of all shareholders' meetings, and records of all actions taken by shareholders without a meeting, for the past three (3) years.

            COMMUNICATIONS. All written communications to shareholders generally within the past three (3) years, including the financial statements, if any, furnished to shareholders for the past three (3) years.

            DIRECTORS AND OFFICERS. A list of the names and business addresses of its current directors and officers.

            ANNUAL REPORT. Its most recent annual report delivered to the Indiana Secretary of State.

All original records and all other records, including the records identified in Sections 7.1, 7.2 and 7.3, may be kept at another location including the office of counsel to the Corporation.

      7.6 SHAREHOLDER INSPECTION. A shareholder shall be entitled to inspect and copy the records of the Corporation to the extent and in the manner provided by the Law.

                                   ARTICLE 8

                                 INDEMNIFICATION

      8.1 SCOPE OF INDEMNIFICATION. The Corporation shall indemnify the individuals listed in Section 8.2 against liability (including expenses) incurred in the defense of any proceeding to which the individual was made a party or a witness because of his status with the Corporation

                                                           As adopted __________


and in which the individual was (a) wholly successful on the merits or otherwise or (b) in which the Corporation (acting in accordance with Section 8.4) determines that the individual's conduct and beliefs met the standard of conduct prescribed by the Law, although the individual was not wholly successful on the merits or otherwise or (c) a court determines that the individual is entitled to indemnification.

      8.2 INDIVIDUALS ELIGIBLE FOR INDEMNIFICATION. The following individuals are eligible for indemnification, as described in this Article 8:

            Any director, officer, employee or agent of the Corporation including an individual who is or was (or agreed to be) a director, officer, employee or agent of the Corporation or an individual who, while a director, officer, employee or agent of the Corporation, is or was serving (or agreed to serve) at the Corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

      8.3 ADVANCES. Subject to the conditions prescribed by the Law and in accordance with Section 8.4, the Corporation may pay for or reimburse the reasonable expenses incurred by an individual who is a party to or witness in a proceeding, in advance of the final disposition of the proceeding.

      8.4 DETERMINATIONS BY THE CORPORATION. The Corporation shall authorize payments in each specific case only after a determination has been made, in a manner allowable by the Law, that indemnification is permissible in the circumstances because the individual has met the standard of conduct prescribed by the Law.

      8.5 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any individual described in Section 8.2, whether or not the Corporation would have power under these Bylaws or the Law to indemnify the individual against the liabilities covered by insurance.

                                   ARTICLE 9

                                   AMENDMENTS

      9.1 POWER TO AMEND OR REPEAL. The Board of Directors may adopt, amend or repeal the Bylaws of the Corporation without notice to or action by the shareholders.

      9.2 NO NOTICE REQUIRED; QUORUM. The Bylaws (or any provision of the Bylaws) may be adopted, amended or repealed at any meeting of the Board of Directors at which a quorum is present without prior notice of the purpose of the meeting and without notice of the provision proposed to be adopted, amended or repealed.

      9.3 SPECIAL VOTING REQUIREMENT. Notwithstanding Section 5.3 of these Bylaws, the adoption, amendment or repeal of the Bylaws (or any provision of the Bylaws) requires the

                                                           As adopted __________


affirmative vote of a majority of the number of directors in office immediately before the beginning of the meeting at which the adoption, amendment or repeal is voted upon.

      9.4 AMENDMENT OR REPEAL OF QUORUM AND VOTING REQUIREMENTS. Action by the Board of Directors to adopt a bylaw that changes the quorum or voting requirement for action by the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.